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                                                                    EXHIBIT 10.4

                                    FORM OF
                     TRADEMARK TRANSITION LICENSE AGREEMENT

         THIS TRADEMARK TRANSITION LICENSE AGREEMENT (this "Trademark Transition License Agreement") is made and entered into as of ______, 1999, (the "Effective Date") by and between Tenneco Inc., a Delaware company to be renamed Tenneco Automotive Inc., a corporation organized and existing under the laws of the State of Delaware, whose principal place of business is located at 500 North Field Drive, Lake Forest, IL 60045 ("Licensor"), and Tenneco Packaging Inc. (to be renamed), a corporation organized under the laws of the State of Delaware, whose principal place of business is located at 1900 West Field Court, Lake Forest, IL 60045 ("Licensee").

         WHEREAS, Pursuant to the terms of that certain Distribution Agreement dated _____, 1999, (the "DISTRIBUTION AGREEMENT"), Licensee and Licensor have agreed to cause this Trademark Transition License Agreement to be entered into regarding the use of certain trademarks by Licensee.

         WHEREAS, Licensor has adopted and is using the name and mark "Tenneco", alone and in combination with other terms and/or symbols and variations thereof, in the United States and elsewhere throughout the world and is the owner of the U.S. Trademark Applications and the U.S. Trademark Registrations, listed on Exhibit A of this Agreement, from the United States Patent and Trademark Office, as well as their foreign counterparts, and other foreign trademarks listed on Exhibit A (hereinafter individually and collectively referred to as the "Trademark"); and

         WHEREAS, Licensee previously has used the Trademark and is desirous of continuing to use said Trademark with respect to the goods and services listed on Exhibit B, to assist Licensee during its transition to a new identity and for the limited purposes more fully described below;

         NOW, THEREFORE, in consideration of the foregoing Recitals which are hereby incorporated into the operative terms hereof, the mutual promises contained in this Agreement and good and valuable consideration from the Licensee to the Licensor, the receipt and sufficiency of which is hereby acknowledged by said Licensor, the parties hereby agree as follows:

         1. LICENSE. Licensor grants to Licensee and its Subsidiaries (as such term is defined in the Distribution Agreement), the limited, non-exclusive right to use the Trademark under the common law and under the auspices and privileges provided by any of the registrations covering the same during the term of this Agreement, and Licensee hereby undertakes to use the Trademark as follows:



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                  a. For a period of sixty (60) days following the Effective
Date of this Agreement, Licensee and its Subsidiaries may continue to use the Trademark in their corporate names. After sixty (60) days following the Effective Date of this Agreement, or as soon thereafter as reasonably practical in non-U.S. jurisdictions, Licensee shall change or cause to be changed, if necessary, such corporate names to delete the Trademark or any other word that is confusingly similar to the Trademark.

                  b. For a period of nine (9) months following the Effective Date of this Agreement, Licensee and its Subsidiaries shall be entitled to use their supplies and documents which have imprinted thereon the Trademark to the extent that such supplies and documents were existing inventory prior to the Effective Date of this Agreement. Licensee shall not print or permit to be printed any new supplies or documents bearing the Trademark from and after the Effective Date of this Agreement.

                  c. For a period of eighteen (18) months from the Effective Date of this Agreement, Licensee and its Subsidiaries may use the Trademark on signs, displays or other identifications or advertising material (other than supplies or documents, which shall be governed by paragraph b above), in each case to the extent existing as of the date hereof. Licensee shall not, and shall not permit its Subsidiaries to, prepare or install any new signs, displays or other identifications or advertising material bearing the Trademark. Licensee shall remove or cause to be removed any and all references to the Trademark from any and all signs, displays or other identifications or advertising material by the end of the eighteen (18) month period.

         2. QUALITY OF SERVICES. Licensee agrees to maintain and cause its Subsidiaries to maintain such quality standards as shall be prescribed by Licensor in the conduct of the business operations with which the Trademark is used. Licensee shall, and shall cause its Subsidiaries to, use the Trademark only with goods and services listed in Exhibit B rendered by Licensee and/or its Subsidiaries in accordance with the terms of this Agreement and with the guidance and directions furnished to the Licensee by the Licensor, or its authorized representatives or agents, from time to time, if any; but always the quality of the goods and services shall be satisfactory to the Licensor or as specified by it.

         3. INSPECTION. Licensee will permit duly authorized representatives of the Licensor to inspect the premises of Licensee and/or its Subsidiaries using the Trademarks at all reasonable times, for the purpose of ascertaining or determining compliance with Paragraphs 1 and 2 hereof.

         4. USE OF TRADEMARK. When using the Trademark under this Agreement, Licensee undertakes to, and shall cause its Subsidiaries to, comply with all laws pertaining to the Trademark. This provision includes compliance with marking requirements. Licensee represents and warrants that all goods and services to be sold under the Trademark and the marketing, sales, and distribution of them shall meet or exceed all federal, state, local and foreign laws, ordinances, standards, regulations, and guidelines pertaining to such products or activities, including, but not limited to those pertaining to product safety, quality, labeling and propriety. Licensee agrees that it will not package, market, sell, or distribute any goods or services or cause or permit any goods or services to be


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packaged, marketed, sold or distributed in violation of any such federal, state, local or foreign law, ordinance, standard, regulation or guideline.

         5. EXTENT OF LICENSE. The license granted herein is for the sole purpose of assisting Licensee in its transition to a new identity and is not assignable or transferable in any manner whatsoever. Licensee has no right to grant any sublicenses or to use the Trademark for any other purpose.

         6. INDEMNITY. Licensee acknowledges that neither it nor its Subsidiaries will have any claims against Licensor hereunder for any damage to property or injury to persons arising out of the operation of their business. Licensee agrees to indemnify, hold harmless, and defend Licensor and its Subsidiaries, affiliates and authorized representatives with legal counsel acceptable to Licensor from and against any and all demands, claims, injuries, losses, damages, actions, suits, causes of action, proceedings, judgments, liabilities and expenses, including attorneys' fees, court costs and other legal expenses, arising out of or connected with:

         a. the use of the Trademark by Licensee or any of its Subsidiaries or affiliates; or

         b. any breach by Licensee or any of its Subsidiaries of any provision of this Agreement or of any warranty made by Licensee in this Agreement.

No approval by Licensor of any action by Licensee or any of its Subsidiaries or affiliates shall affect any right of Licensor to indemnification hereunder.

         7. TERMINATION. Except as otherwise provided herein, this Agreement shall remain in full force and effect for the periods stated in Paragraph 1 above. However, Licensor retains the right to immediately terminate this Agreement in the event of a material breach of any term of this Agreement by Licensee or any of its Subsidiaries, upon written notice to the Licensee.

         8. OWNERSHIP OF TRADEMARK. The Licensee acknowledges Licensor's exclusive right, title and interest in and to the Trademark and will not at any time do or cause or permit to be done any act or thing contesting or in any way impairing or tending to impair any part or all of such right, title and interest. In connection with the use of the Trademark, Licensee and each of its Subsidiaries shall not in any manner represent that it has any ownership in the Trademark or registrations thereof, and acknowledges that use of the Trademark shall inure to the benefit of the Licensor. On termination of this Agreement or any portion hereof in any manner provided herein, the Licensee will destroy or cause to be destroyed all signs, displays or other identifications or advertising material, supplies and documents, and any other materials bearing the Trademark and will certify to Licensor in writing that it has done so. Furthermore, Licensee and each of its Subsidiaries will not at any time adopt or use without the Licensor's prior written consent, any word or mark which is likely to be similar to or confusing with the Trademark.


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         9. INFRINGEMENT OF TRADEMARK. If Licensee or any of its Subsidiaries
learns of any actual or threatened infringement of the Trademark or of the existence, use, or promotion of any mark or design similar to the Trademark, Licensee shall promptly notify Licensor. Licensor has the right to decide at its sole discretion what legal proceedings or other action, if any, shall be taken, by who, how such proceedings or other action shall be conducted, and in whose name such proceedings or other action shall be performed. Any legal proceedings instituted pursuant to this Section shall be for the sole benefit of Licensor and all sums recovered in such proceedings whether by judgment, settlement, or otherwise, shall be retained solely and exclusively by Licensor.

         10. INJUNCTIVE RELIEF. Licensee acknowledges that any breach or threatened breach of any of Licensee's covenants in this Agreement relating to the Trademark, including, without limitation, Licensee's and/or any of its Subsidiaries' failure to cease the manufacture, sale, marketing, or distribution of the goods bearing the Trademark at the termination or expiration of this Agreement will result in immediate and irreparable damage to Licensor and to the rights of any subsequent licensee of them. Licensee acknowledges and admits that there is no adequate remedy at law for failure to cease such activities, and Licensee agrees that in the event of such breach or threatened breach, Licensor shall be entitled to temporary and permanent injunctive relief and such other relief as any court with jurisdiction may deem just and proper.

         11. SEVERABILITY. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law or any competent government or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms so as this Agreement without such terms or provisions does not fail of its essential purpose or purposes. The parties will negotiate in good faith to replace any such illegal or unenforceable provision or provisions with suitable substitute provisions which maintain the economic purposes and intentions of this Agreement.

         12. NOTICE. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown above (followed by facsimile) or at such other address as may be furnished in writing to the notifying party.

         13. MISCELLANEOUS.

                  a. CAPTIONS. The captions for each Section have been inserted for the sake of convenience and shall not be deemed to be binding upon the parties for the purpose of interpretation of this Agreement.

                  b. INTERPRETATION. The parties agree that each party and its counsel has reviewed this Agreement and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.



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                  c. WAIVER. The failure of Licensor to insist in any one or more instance upon the performance of any term, obligation, or condition of this Agreement by Licensee or any of its Subsidiaries or to exercise any right or privilege herein conferred upon Licensor shall not be construed as thereafter waiving such term, obligation, or condition, or relinquishing such right or privilege, and the acknowledged waiver or relinquishment by Licensor of any default or right shall not constitute waiver of any other default or right. No waiver shall be deemed to have been made unless expressed in writing.

                  d. TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this Agreement, and Licensee shall use its best efforts to cause the transition of all existing materials, including signs and displays, bearing the Trademark to a new name and mark.

                  e. RIGHTS CUMULATIVE. Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other remedies available at law or in equity.

                  f. GOVERNING LAW. ALL QUESTIONS OR DISPUTES CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE SCHEDULES AND EXHIBITS HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY (i) AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND OF THE FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, (ii) TO THE EXTENT SUCH PARTY IS NOT OTHERWISE SUBJECT TO SERVICE OF PROCESS IN THE STATE OF DELAWARE, HEREBY APPOINTS THE CORPORATION TRUST COMPANY, AS SUCH PARTY'S AGENT IN THE STATE OF DELAWARE FOR ACCEPTANCE OF LEGAL PROCESS AND (iii) AGREES THAT SERVICE MADE ON ANY SUCH AGENT SET FORTH IN (ii) ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.


Attest:                                       LICENSOR

                                              By:
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Attest:                                       LICENSEE

                                              By:
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                                   EXHIBIT "A"


                                REGISTRATION                       EXPIRATION
TRADEMARK                            NO.                              DATE
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                                APPLICATION                        APPLICATION
TRADEMARK                           NO.                                 NO.
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                                   EXHIBIT "B"








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